Exhibit 10.8

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (“Amendment”) to the Employment Agreement dated June 11, 2008 (“Agreement”) between Dr. Christopher Anzalone (“Executive”) and Arrowhead Research Corporation (“Company”), a Delaware corporation located at 201 S. Lake Avenue, Suite 703, Pasadena, CA 91101, is made and entered into as May 12, 2009 (“Effective Date”).

WHEREAS, the Company and the Executive seek to amend the Agreement;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, such parties intending to be legally bound, agree as follows:

Section 5(b) of the Agreement shall be discharged and rendered moot in its entirety; and replaced with the following replacement Section 5(b):

(b) Termination of Employment. If the Employment Period is terminated by the Company without Cause or by Executive with Good Reason, Executive shall be entitled to receive (i) a one-time lump sum payment of an amount equal to one month’s Base Salary payable as a special severance payment on the date of termination; and (ii) a one time lump sum payment of an amount equal to the premiums for thirty (30) days’ of medical and dental benefits on the date of termination. Notwithstanding anything herein to the contrary, no amounts shall be payable pursuant to this Section 5(b) unless and until Executive has executed and delivered to the Company a general release in favor of the Company in form and substance reasonably satisfactory to the Board and only so long as Executive has not breached the provisions of Sections 7, 8 and 9 hereof. Except as provided in this Section 5(b), Executive shall not be entitled to any other salary, compensation or benefits after termination of the Employment Period.

IN WITNESSETH WHEREOF, each of the parties has duly executed the Amendment effective as of the Effective Date.

Dated: May 12, 2009	ARROWHEAD RESEARCH CORPORATION

/s/ Paul C. McDonnel
Paul C. McDonnel
Chief Financial Officer

Dated: May 12, 2009	EXECUTIVE

/s/ Christopher Anzalone
Dr. Christopher Anzalone
Chief Executive Officer